UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2014
Date of Report (Date of earliest event reported)

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 N. Parkcenter Drive Suite 103 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 462-4880
Registrant’s telephone number, including area code

FRESH START PRIVATE MANAGEMENT INC.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Binding Letter of Intent

On March 11, 2014, BioCorRx Inc., a Nevada corporation (the "Company"), executed a binding letter of intent (the "Letter of Intent") with Fresh Start Private Midwest, LLC, a Nebraska limited liability company ("Midwest"), with such Letter of Intent approved and ratified by the Company’s Board of Directors and filed herewith as Exhibit 99.1. The Company is involved in establishing alcohol rehabilitation and treatment centers; it has created certain alcohol therapeutic and rehabilitation programs, one of which is a Naltrexone implant placed under the skin, by a licensed medical physician, in the lower abdomen, coupled with life counseling sessions from specialized counselors. The Naltrexone implant formulation is owned by Trinity Rx Solutions LLC ("Trinity Rx"). The Company has an exclusive license with Trinity Rx pursuant to which Trinity Rx provides the Company with the Naltrexone implant.

In accordance with the terms and provisions of the Letter of Intent: (i) the Company shall grant to Midwest for the territory of Oklahoma, Missouri and Minnesota the right to use and distribute certain therapeutic programs and products, including the Naltrexone implant; (ii) Midwest shall pay the Company a one time, up-front royalty fee; and (iii) Midwest shall further pay the Company a flat fee per program relating to the Naltrexone implant.

The Company entered into the Letter of Intent for the purpose of securing a binding understanding between the Company and Midwest and to further serve as a basis for negotiating additional definitive agreements. This Item 1.01 is qualified in its entirety by the provisions of the Letter of Intent, filed herewith as Exhibit 99.1, and incorporated herein by reference.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Letter of Intent dated March 11, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCorRx Inc.

Date: March 18, 2014	By:	/s/ Kent Emry
	Name:	Kent Emry
	Title:	Chief Executive Officer

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